RCI Reports 1Q19 Results and Files 10-Q

HOUSTON – February 11, 2019 – RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the Fiscal 2019 first quarter ended December 31, 2018 and the filing of its 10-Q.

1Q19 vs. 1Q18

●	Diluted EPS of $0.65 compared to $1.47
●	Diluted Non-GAAP* EPS of $0.61 compared to $0.53
●	1Q19 GAAP results included $1.2 million pre-tax gain on the sale of three non-income producing assets and $447K pre-tax non-operating loss reflecting the implementation of a new accounting standard
●	1Q18 GAAP results included $9.7 million deferred tax credit due to the new tax law and $827K in interest expense for debt issuance costs write-off and prepayment penalties related to a bank refinancing
●	Free cash flow (FCF) totaled $11.1 million based on net cash provided by operating activities of $11.5 million, less maintenance capital expenditures of $0.4 million
●	Total revenues of $44.0 million compared to $41.2 million on 46 and 45 units, respectively

Other News

●	RCI reactivated its share buyback program in line with its capital allocation strategy, acquiring 28,211 shares from October 2018 to January 2019 for $660,000, or an average price of $23.39
●	A subsidiary sold another non-income producing asset for an estimated $383K pre-tax gain in late January

Conference Call Today at 4:30 PM ET

●	A conference call to discuss 1Q19 results, outlook and related matters will be held today at 4:30 PM ET
●	Live Participant Dial In: Toll Free at 877-407-9210 and International at 201-689-8049
●	To access the live webcast, slides or replay, visit: https://www.investornetwork.com/event/presentation/42936
●	Phone replay: Toll Free at 877-481-4010 and International at 919-882-2331 (Passcode: 42936)

CEO Comment

“We generated strong first quarter results,” said Eric Langan, President & CEO. “Total revenues increased 6.8% year over year, led by our Nightclubs segment, with increases of 4.3% in same-store sales, 7.1% in total revenues, and only a partial quarter contribution from newly acquired clubs in Chicago and Pittsburgh.

“Non-GAAP operating income increased 9.9% as operating margin expanded 64 basis points due to increased operating leverage from higher revenues, in particular, higher service revenues, which were up 9.1%. This was despite legal, advertising and marketing costs related to the acquisitions of new clubs. Accordingly, non-GAAP EPS increased 15.1% to $0.61 and free cash flow increased 47.0% to $11.1 million.

“In line with our capital allocation strategy, during and subsequent to 1Q19 we reinitiated our buyback program, acquiring 28,211 shares in the open market, and sold four non-income producing assets for approximately $3.3 million.

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“We look forward to the balance of the year. Our FY19 plan calls for:

●	Continuing to integrate our new clubs in Chicago and Pittsburgh
●	Opening three more Bombshells Restaurant & Bars in the Houston area
●	Improving Bombshells same-store sales
●	Selling excess land developed around several of the new Bombshells
●	Further reducing costs, and
●	Continuing our capital allocation strategy as it applies to buybacks.”

Asset Management

●	1Q19: Subsidiaries sold the former Club Onyx Philadelphia business, the company’s former office in Houston, and a small parcel in San Antonio for a total of $1.9 million, consisting of $1.2 million in cash and $625K in a 9%, 10-year note receivable, for a pre-tax gain of $1.2 million. Most of the cash proceeds were used to pay down $945K in bank debt on the real estate sold.

●	January 2019: A subsidiary sold an excess parking lot near the site of the former Club Onyx Dallas for $1.4 million, consisting of $250K in cash and $1.15 million in an 8%, 3-year note receivable, for an estimated preliminary pre-tax gain of approximately $383K, after closing costs.

1Q19 REVIEW (All comparisons to year ago periods unless otherwise noted)

●	Total Revenues: Total revenues of $44.0 million rose $2.8 million. By revenue line, growth reflected increases of $1.4 million (+9.1%) in service, $505K (+2.8%) in alcoholic beverages, $481K (+21.8%) in other, and $383K (+7.2%) in food. The other increase reflected the continued revitalization of Drink Robust.

●	Operating Income: Operating income increased 21.8% to $11.1 million (25.3% of revenues) from $9.1 million (22.2%). Expenses increased $819K, but as a percent of revenues, declined 310 basis points to 74.7%. Most of the dollar increase reflected the addition of two nightclubs and legal, advertising and marketing costs related to their acquisition. This was partially offset by net gains of $1.1 million primarily from the sale of non-income producing assets. On a non-GAAP basis, which excludes such gains as well as other items in both periods, operating income increased 9.9% to $10.2 million compared to $9.3 million, and operating margin expanded to 23.1% compared to 22.5%.

●	Nightclubs Segment: Revenues of $37.7 million increased 7.1%, with 39 units compared to 40. Same-store sales increased 4.3%. New clubs added approximately $1.9 million from acquisitions. Operating income increased 15.1% to $15.4 million (40.8% of revenues) from $13.4 million (38.0%). Operating income included the gain on sale of the former Club Onyx Philadelphia business. On a non-GAAP basis, operating income increased 6.6% to $14.3 million from $13.4 million, with operating margin approximately level at 37.8% compared to 38.0%.

●	Bombshells Segment: Revenues of $6.0 million increased 3.2%, with 7 units compared to 5. New units added approximately $1.4 million from Houston area locations opened in April 2018 (Pearland) and December 19th (I-10). This more than offset the previously reported decline in comparable same-store sales of 20.5%, which reflected in part tough year-over-year comparisons to business generated in October 2017 when the Houston Astros won the pro baseball championship. As a result of reduced operating leverage, segment income was $119K (2.0% of revenues) compared to $891K (15.3%).

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●	Other Metrics

○	Adjusted EBITDA of $12.0 million increased 8.4% compared to $11.1 million.
○	Occupancy Costs (rent and interest expense as a percentage of total revenues) were 8.0% compared to 7.7%. 1Q19 reflects higher debt raised in advance of two club acquisitions and multiple Bombshells units under construction. 1Q18 excludes $827K in interest expense related to a bank refinancing.
○	ASU 2016-01, a newly adopted accounting guidance, required classification to current income of the change in market value of equity securities starting the quarter ended December 31, 2018. This resulted in the $447K loss in non-operating gains/losses.
○	Effective Tax Rate was an expense of 22.0% compared to a benefit of 134.3%. 1Q18 included $9.7 million deferred tax credit due to the new tax law.
○	Cash and Cash Equivalents were $9.4 million at December 31, 2018 compared to $17.7 million at September 30, 2018. The September position included proceeds from debt used to finance the acquisitions in November of clubs in Chicago and Pittsburgh and related real estate.
○	Long-Term Debt of $153.1 million at December 31, 2018 increased $12.5 million from $140.6 million at September 30, 2018. The increase was primarily due to $12.0 million in seller-financing used to close the Chicago and Pittsburgh acquisitions.
○	RCI’s FY19 FCF Target of $26 million is based on estimated net cash provided by operating activities of approximately $29 million, less projected maintenance capex of approximately $3 million.

*Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: amortization of intangibles, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common shareholders and diluted earnings per share. Excluded items are: amortization of intangibles, costs and charges related to debt refinancing, income tax expense (benefit), gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. Included item is the non-GAAP provision for current and deferred income taxes, calculated at 22.2% and 26.5% effective tax rate of the pre-tax non-GAAP income before taxes for the quarter ended December 31, 2018 and 2017, respectively. We believe that excluding and including such items help management and investors better understand our operating activities.

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●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common shareholders: depreciation expense, amortization of intangibles, income tax expense (benefit), net interest expense, gains or losses on sale of assets, gain on insurance, and settlement of lawsuits. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

Notes

●	Unit counts above are at period end.
●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.
●	Planned opening dates are subject to change due to weather, which could affect construction schedules, and scheduling of final municipal inspections.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK)

With more than 40 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas/Ft. Worth, Houston, Miami, Minneapolis, St. Louis, Charlotte, Pittsburgh, and other markets operate under brand names, such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar. Please visit http://www.rcihospitality.com

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this press release, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended December 31,
	2018		2017
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$18,310	41.6%	$17,805	43.2%
Sales of food and merchandise	5,690	12.9%	5,307	12.9%
Service revenues	17,331	39.4%	15,889	38.6%
Other	2,692	6.1%	2,211	5.4%
Total revenues	44,023	100.0%	41,212	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	3,736	20.4%	3,755	21.1%
Food and merchandise sold	1,984	34.9%	2,094	39.5%
Service and other	92	0.5%	36	0.2%
Total cost of goods sold (exclusive of items shown below)	5,812	13.2%	5,885	14.3%
Salaries and wages	12,096	27.5%	11,377	27.6%
Selling, general and administrative	14,027	31.9%	12,812	31.1%
Depreciation and amortization	2,053	4.7%	1,909	4.6%
Other charges (gains), net	(1,097)	-2.5%	89	0.2%
Total operating expenses	32,891	74.7%	32,072	77.8%
Income from operations	11,132	25.3%	9,140	22.2%
Other income (expenses)
Interest expense	(2,521)	-5.7%	(3,079)	-7.5%
Interest income	51	0.1%	67	0.2%
Non-operating loss	(447)	-1.0%	-	0.0%
Income before income taxes	8,215	18.7%	6,128	14.9%
Income tax expense (benefit)	1,811	4.1%	(8,227)	-20.0%
Net income	6,404	14.5%	14,355	34.8%
Net income attributable to noncontrolling interests	(60)	-0.1%	(44)	-0.1%
Net income attributable to RCIHH common shareholders	$6,344	14.4%	$14,311	34.7%

Earnings per share
Basic	$0.65		$1.47
Diluted	$0.65		$1.47
Weighted average shares outstanding
Basic	9,713		9,719
Diluted	9,713		9,719

Dividends per share	$0.03		$0.03

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share and percentage data)

	For the Three Months
	Ended December 31,
	2018	2017
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common shareholders	$6,344	$14,311
Income tax expense (benefit)	1,811	(8,227)
Interest expense, net	2,470	3,012
Settlement of lawsuits	60	27
Loss (gain) on sale of assets	(1,157)	82
Unrealized loss on equity securities	447	-
Gain on insurance	-	(20)
Depreciation and amortization	2,053	1,909
Adjusted EBITDA	$12,028	$11,094

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common shareholders	$6,344	$14,311
Amortization of intangibles	156	48
Income tax expense (benefit)	1,811	(8,227)
Settlement of lawsuits	60	27
Loss (gain) on sale of assets	(1,157)	82
Unrealized loss on equity securities	447	-
Gain on insurance	-	(20)
Costs and charges related to debt refinancing	-	827
Non-GAAP income tax expense	(1,701)	(1,868)
Non-GAAP net income	$5,960	$5,180

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,713	9,719
GAAP diluted earnings per share	$0.65	$1.47
Amortization of intangibles	0.02	0.00
Income tax expense (benefit)	0.19	(0.85)
Settlement of lawsuits	0.01	0.00
Loss (gain) on sale of assets	(0.12)	0.01
Unrealized loss on equity securities	0.05	-
Gain on insurance	-	(0.00)
Costs and charges related to debt refinancing	-	0.09
Non-GAAP income tax expense	(0.18)	(0.19)
Non-GAAP diluted earnings per share	$0.61	$0.53

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$11,132	$9,140
Amortization of intangibles	156	48
Settlement of lawsuits	60	27
Loss (gain) on sale of assets	(1,157)	82
Gain on insurance	-	(20)
Non-GAAP operating income	$10,191	$9,277

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	25.3%	22.2%
Amortization of intangibles	0.4%	0.1%
Settlement of lawsuits	0.1%	0.1%
Loss (gain) on sale of assets	-2.6%	0.2%
Gain on insurance	0.0%	0.0%
Non-GAAP operating margin	23.1%	22.5%

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow
Net cash provided by operating activities	$11,452	$8,145
Less: Maintenance capital expenditures	376	608
Free cash flow	$11,076	$7,537

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months
	Ended December 31,
	2018	2017
Revenues
Nightclubs	$37,728	$35,218
Bombshells	6,013	5,828
Other	282	166
	$44,023	$41,212

Income (loss) from operations
Nightclubs	$15,387	$13,371
Bombshells	119	891
Other	(119)	(137)
General corporate	(4,255)	(4,985)
	$11,132	$9,140

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended December 31, 2018					For the Three Months Ended December 31, 2017
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income from operations (loss)	$15,387	$119	$(119)	$(4,255)	$11,132	$13,371	$891	$(137)	$(4,985)	$9,140
Amortization of intangibles	-	-	-	156	156	-	-	-	48	48
Settlement of lawsuits	45	3	-	12	60	27	-	-	-	27
Loss (gain) on sale of assets	(1,152)	-	(5)	-	(1,157)	-	-	-	82	82
Gain on insurance	-	-	-	-	-	-	-	-	(20)	(20)
Non-GAAP operating income (loss)	$14,280	$122	$(124)	$(4,087)	$10,191	$13,398	$891	$(137)	$(4,875)	$9,277

GAAP operating margin	40.8%	2.0%	-42.2%	-9.7%	25.3%	38.0%	15.3%	-82.5%	-12.1%	22.2%
Non-GAAP operating margin	37.8%	2.0%	-44.0%	-9.3%	23.1%	38.0%	15.3%	-82.5%	-11.8%	22.5%

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	September 30,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$9,387	$17,726
Accounts receivable, net	5,583	7,320
Inventories	2,578	2,353
Prepaid insurance	3,603	4,910
Other current assets	1,560	1,591
Assets held for sale	2,356	2,902
Total current assets	25,067	36,802
Property and equipment, net	187,502	172,403
Notes receivable	3,467	2,874
Goodwill	54,731	43,591
Intangibles, net	77,289	71,532
Other assets	1,466	2,530
Total assets	$349,522	$329,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,357	$2,825
Accrued liabilities	11,940	11,973
Current portion of long-term debt	14,898	19,047
Total current liabilities	29,195	33,845
Deferred tax liability, net	21,473	19,552
Long-term debt, net of current portion	138,197	121,580
Other long-term liabilities	1,567	1,423
Total liabilities	190,432	176,400

Commitments and contingencies

Stockholders’ equity
Preferred stock	-	-
Common stock	97	97
Additional paid-in capital	63,857	64,212
Retained earnings	95,179	88,906
Accumulated other comprehensive income	-	220
Total RCIHH stockholders’ equity	159,133	153,435
Noncontrolling interests	(43)	(103)
Total stockholders’ equity	159,090	153,332
Total liabilities and stockholders’ equity	$349,522	$329,732

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